Exhibit 99.1

Contact: Leah Stearns

Vice President, Investor Relations & Capital Markets

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

THIRD QUARTER AND YEAR TO DATE 2012 FINANCIAL RESULTS

CONSOLIDATED HIGHLIGHTS

Third Quarter 2012

•	Total revenue increased 13.2% to $713.3 million

•	Operating income increased 29.5% to $295.6 million

•	Cash provided by operating activities increased 21.7% to $353.7 million

Year to Date 2012

•	Total revenue increased 17.7% to $2,107.6 million

•	Operating income increased 25.0% to $840.5 million

•	Cash provided by operating activities increased 31.4% to $1,116.5 million

SEGMENT HIGHLIGHTS

Third Quarter 2012

•	Domestic rental and management segment revenue increased 10.0% to $480.4 million

•	International rental and management segment revenue increased 22.0% to $217.2 million

•	Network development services segment revenue was $15.8 million

Year to Date 2012

•	Domestic rental and management segment revenue increased 12.6% to $1,440.8 million

•	International rental and management segment revenue increased 33.7% to $623.0 million

•	Network development services segment revenue was $43.8 million

Boston, Massachusetts – October 31, 2012: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended September 30, 2012.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “During the third quarter, our disciplined investments in portfolio growth and industry-leading operational efficiency once again yielded strong results, with Core Growth in revenue, Adjusted EBITDA and AFFO all over 18%.

We expect a strong finish to 2012, given the robust business momentum we are seeing both in the U.S and our international markets. Looking forward, we are focused on providing our investors with a compelling total return opportunity, supported by solid growth in both AFFO per share and our dividend.”

THIRD QUARTER 2012 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended September 30, 2012 (unless otherwise indicated, all comparative information is presented against the quarter ended September 30, 2011).

Total revenue increased 13.2% to $713.3 million and total rental and management revenue increased 13.5% to $697.6 million. Total rental and management revenue Core Growth was approximately 18.4%. Please refer to the selected statement of operations detail on page 14, which highlights the items affecting all Core Growth percentages for the quarter ended September 30, 2012.

Total rental and management Gross Margin increased 14.2% to $524.0 million. Total selling, general, administrative and development expense was $81.5 million, including approximately $12.6 million of stock-based compensation expense. Adjusted EBITDA increased 15.7% to $463.6 million, Core Growth in Adjusted EBITDA was approximately 19.1% and the Adjusted EBITDA Margin was 65%.

Adjusted Funds From Operations (AFFO) increased 10.2% to $284.1 million, Core Growth in AFFO was approximately 20.2% and AFFO per Share increased 9.2% to $0.71.

Operating income increased 29.5% to $295.6 million, and net income attributable to American Tower Corporation increased to $232.1 million. Net income attributable to American Tower Corporation per basic and diluted common share increased to $0.59 and $0.58, respectively.

Cash provided by operating activities increased 21.7% to $353.7 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 10.0% to $480.4 million, which represented 67% of total revenue. In addition, domestic rental and management segment Gross Margin increased 12.3% to $388.3 million, while domestic rental and management segment Operating Profit increased 13.2% to $368.1 million. Domestic rental and management segment Operating Profit Margin was 77%.

International Rental and Management Segment – International rental and management segment revenue increased 22.0% to $217.2 million, which represented 31% of total revenue. International rental and management segment pass-through revenues increased 6.5% to $57.2 million. In addition, international rental and management segment Gross Margin increased 19.9% to $135.7 million, while international rental and management segment Operating Profit increased 20.9% to $110.7 million. International rental and management segment Operating Profit Margin was 51% (69%, excluding the impact of $57.2 million of pass-through revenues).

Network Development Services Segment – Network development services segment revenue was $15.8 million, which represented 2% of total revenue. Network development services segment Gross Margin was $8.5 million, and network development services segment Operating Profit was $6.3 million. Network development services segment Operating Profit Margin was 40%.

YEAR TO DATE 2012 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the nine months ended September 30, 2012 (unless otherwise indicated, all comparative information is presented against the nine months ended September 30, 2011).

Total revenue increased 17.7% to $2,107.6 million and total rental and management revenue increased 18.2% to $2,063.8 million. Total rental and management revenue Core Growth was approximately 21.7%. Please refer to the selected statement of operations detail on page 14, which highlights the items affecting all Core Growth percentages for the nine months ended September 30, 2012.

Total rental and management Gross Margin increased 18.5% to $1,569.0 million. Total selling, general, administrative and development expense was $237.9 million, including approximately $38.3 million of stock-based compensation expense. Adjusted EBITDA increased 19.3% to $1,391.8 million, Core Growth in Adjusted EBITDA was approximately 21.9% and the Adjusted EBITDA Margin was 66%.

AFFO increased 16.6% to $908.4 million, Core Growth in AFFO was approximately 22.1%, and AFFO per Share increased 16.9% to $2.28.

Operating income increased 25.0% to $840.5 million, and net income attributable to American Tower Corporation increased to $501.6 million. Net income attributable to American Tower Corporation per basic and diluted common share increased to $1.27 and $1.26, respectively.

Cash provided by operating activities increased 31.4% to $1,116.5 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 12.6% to $1,440.8 million, which represented 68% of total revenue. In addition, domestic rental and management segment Gross Margin increased 14.8% to $1,167.6 million, while domestic rental and management segment Operating Profit increased 15.2% to $1,107.0 million. Domestic rental and management segment Operating Profit Margin was 77%.

International Rental and Management Segment – International rental and management segment revenue increased 33.7% to $623.0 million, which represented 30% of total revenue. International rental and management segment pass-through revenues increased 27.2% to $161.2 million. In addition, international rental and management segment Gross Margin increased 30.8% to $401.4 million, while international rental and management segment Operating Profit increased 35.2% to $332.9 million. International rental and management segment Operating Profit Margin was 53% (72%, excluding the impact of $161.2 million of pass-through revenues).

Network Development Services Segment – Network development services segment revenue was $43.8 million, which represented 2% of total revenue. Network development services segment Gross Margin was $22.4 million, and network development services segment Operating Profit was $18.0 million. Network development services segment Operating Profit Margin was 41%.

Please refer to “Non-GAAP and Defined Financial Measures” on pages 6 and 7 for definitions of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information on pages 12 through 16.

INVESTING OVERVIEW

Distributions – On October 15, 2012, the Company paid its third quarter distribution of $0.23 per share, or a total of approximately $90.9 million, to stockholders of record at the close of business on October 1, 2012.

During the nine months ended September 30, 2012, the Company declared an aggregate of $0.66 per share in distributions, or a total of approximately $260.7 million to its stockholders. Subject to the discretion of the Company’s Board of Directors, the Company expects to continue paying regular distributions, the amount and timing of which will be determined by the Board.

Cash Paid for Capital Expenditures – During the third quarter of 2012, total capital expenditures of $150.6 million included $78.9 million for capital projects, including the construction of 64 communications sites, including 2 distributed antenna system networks, domestically and 580 towers internationally and the installation of 96 shared generators domestically; $21.3 million to purchase land under the Company’s communications sites; $17.7 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $32.7 million for capital improvements and corporate capital expenditures.

During the nine months ended September 30, 2012, total capital expenditures of $377.0 million included $192.2 million for capital projects, including the construction of 157 communications sites, including 9 distributed antenna system networks, domestically and 1,677 towers internationally and the installation of 299 shared generators domestically; $48.5 million to purchase land under the Company’s communications sites; $58.7 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $77.7 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the third quarter of 2012, the Company spent $289.9 million for the purchase of 6 domestic towers and 850 international towers. The international towers consisted of those acquired pursuant to previously announced agreements, including 140 towers in Colombia, 282 towers in Mexico and 236 towers in South Africa, and also included the acquisition of an additional 192 towers in Brazil.

During the nine months ended September 30, 2012, the Company spent $822.7 million for the purchase of 86 domestic towers and 3,470 international towers.

The Company currently expects to close on up to 700 communications sites globally during the fourth quarter of 2012.

Stock Repurchase Program – During the third quarter of 2012, the Company repurchased a total of approximately 0.1 million shares of its common stock for approximately $5.9 million pursuant to its stock repurchase program. Between October 1, 2012 and October 18, 2012, the Company repurchased a total of 16,689 additional shares of its common stock for approximately $1.2 million.

During the nine months ended September 30, 2012, the Company repurchased a total of approximately 0.3 million shares of its common stock for approximately $16.7 million pursuant to its stock repurchase program.

FINANCING OVERVIEW

Leverage – For the quarter ended September 30, 2012, the Company’s net leverage ratio was approximately 3.8x net debt (total debt less cash and cash equivalents) to third quarter 2012 annualized Adjusted EBITDA.

Liquidity – As of September 30, 2012, the Company had approximately $2.4 billion of total liquidity, comprised of approximately $382.3 million in cash and cash equivalents, plus the ability to borrow an aggregate of approximately $2.0 billion under its two revolving credit facilities, net of any outstanding letters of credit.

FULL YEAR 2012 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of October 31, 2012. These estimates include the Company’s new contract renegotiation and extension with one if its major U.S. customers. Actual results may differ materially from these estimates as a result of various factors and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the fourth quarter of 2012: (a) 2.00 Brazilian Reais; (b) 480.00 Chilean Pesos; (c) 1,800.00 Colombian Pesos; (d) 1.90 Ghanaian Cedi; (e) 53.50 Indian Rupees; (f) 12.80 Mexican Pesos; (g) 2.60 Peruvian Soles; (h) 8.50 South African Rand; and (i) 2,550.00 Ugandan Schillings.

($ in millions) (Totals may not add due to rounding.)	Full Year 2012			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$2,775	to	$2,805	16.9%	20.3%
Adjusted EBITDA (1)	1,850	to	1,880	16.9%	19.7%
Adjusted Funds From Operations(1)	1,185	to	1,207	13.3%	17.5%
Net Income	625	to	660	68.3%	N/A

(1)	See “Non-GAAP and Defined Financial Measures” below.

The Company’s outlook for total rental and management revenue reflects the following at the midpoint: (1) domestic rental and management segment revenue of $1,935 million; and (2) international rental and management segment revenue of $855 million, which includes approximately $200 million of pass-through revenue.

The calculation of midpoint Core Growth is as follows: (Totals may not add due to rounding.)	Total Rental and Management Revenue	Adjusted EBITDA	AFFO(1)
Outlook midpoint Core Growth	20.3%	19.7%	17.5%
Estimated impact of fluctuations in foreign currency exchange rates	(3.7)%	(3.0)%	(3.5)%
Impact of straight-line revenue and expense recognition	(0.1)%	—	—
Impact of significant one-time items	0.5%	0.3%	(0.7)%

Outlook midpoint growth	16.9%	16.9%	13.3%

(1)	Core Growth in AFFO reflects approximately $25 million of one-time start-up capital improvement capital expenditures related to our joint ventures in Colombia, Ghana and Uganda.

Outlook for Capital Expenditures: ($ in millions) (Totals may not add due to rounding.)	Full Year 2012
Capital improvement	$85	to	$95
Corporate	16	to	20
Redevelopment	75	to	85
Ground lease purchases	70	to	80
Discretionary capital projects(1)	254	to	270

Total	$500	to	$550

(1)	Includes the construction of approximately 2,000 to 2,200 new communications sites.

Reconciliations of Outlook for Net Income to Adjusted EBITDA: ($ in millions) (Totals may not add due to rounding.)	Full Year 2012
Net income	$625	to	$660
Interest expense	400	to	395
Depreciation, amortization and accretion	630	to	622
Stock-based compensation expense	55	to	53
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, (income) loss on equity method investments, other (income) expense and income tax provision (benefit)	140	to	150

Adjusted EBITDA	$1,850	to	$1,880

Reconciliations of Outlook for Net Income to Adjusted Funds From Operations:
($ in millions) (Totals may not add due to rounding.)	Full Year 2012
Net income	$625	to	$660
Straight-line revenue	(166)	-	(166)
Straight-line expense	34	-	34
Depreciation, amortization and accretion	630	to	622
Stock-based compensation expense	55	to	53
Non-cash portion of tax provision	26	to	30
Other, including other operating expenses, interest expense, amortization of deferred financing costs, debt discounts and capitalized interest, loss on retirement of long-term obligations and other (income) expense	82	to	89
Capital improvement capital expenditures	(85)	to	(95)
Corporate capital expenditures	(16)	to	(20)

Adjusted Funds From Operations	$1,185	to	$1,207

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the third quarter ended September 30, 2012 and its outlook for the full year 2012. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 740-9153

International dial-in: (706) 645-9644

Passcode: 39720713

When available, a replay of the call can be accessed until 11:59 p.m. ET on November 14, 2012. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 39720713

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent global owner, operator and developer of wireless communications sites. American Tower currently owns and operates over 50,000 communications sites in the United States, Brazil, Chile, Colombia, Ghana, India, Mexico, Peru, South Africa and Uganda. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, loss on retirement of long-term obligations, other income (expense), net income attributable to non-controlling interest, income (loss) on equity method investments, income taxes and discontinued operations. The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income (loss) from equity method investments, income tax provision (benefit), other (income) expense, loss on retirement of long-term obligations, interest expense, interest income, other operating expenses, depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. The Company defines Funds From Operations as net income before real estate related depreciation, amortization and accretion. The Company defines Adjusted Funds From Operations as Funds From Operations before straight-line revenue and expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of deferred financing costs, debt discounts and capitalized interest, other (income) expense, loss on retirement of long-term obligations, other operating (income) expense, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines Adjusted Funds From Operations per Share as Adjusted Funds From Operations divided by the diluted weighted average common shares outstanding. Funds From Operations for the three and nine months ended September 30, 2011 are presented on a pro forma basis and reflect adjustments for income tax provision as if the REIT conversion had occurred on January 1, 2011. The Company defines Core Growth in total rental and management revenue, Adjusted EBITDA and Adjusted Funds From Operations as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2012 outlook, foreign currency exchange rates and our expectation regarding the declaration of regular distributions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) if our tenants consolidate, merge or share site infrastructure with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (4) our expansion initiatives may disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (5) if we fail to qualify as a REIT or fail to remain qualified as a REIT, we would be subject to tax at corporate income tax rates, which would substantially reduce funds available; (6) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions; (7) failure to make required distributions would subject us to additional federal corporate income tax, and we may be limited in our ability to fund these distributions using cash generated through our taxable REIT subsidiaries (TRSs); (8) certain of our business activities may be subject to corporate level income tax and foreign taxes, which reduce our cash flows, and we will have potential deferred and contingent tax liabilities; (9) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (10) our extensive use of TRSs, in particular for our international operations, may cause us to fail to qualify as a REIT; (11) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (12) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (13) a substantial portion of our revenue is derived from a small number of tenants; (14) due to the long-term expectations of revenue growth from tenant leases, we are sensitive to changes in the creditworthiness and financial strength of our tenants; (15) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (16) we may need additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our REIT distribution requirements; (17) our leverage and debt service obligations may materially and adversely affect us; (18) restrictive covenants in the loan agreements related to our Securitization, the loan agreements for our credit facilities and the indentures governing our debt securities could materially and adversely affect our business by limiting flexibility; (19) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (20) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (21) we may incur goodwill and other intangible impairment charges which may require us to record a significant charge to earnings; (22) we have limited experience operating as a REIT, which may adversely affect our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy debt service obligations; (23) distributions payable by REITs generally do not qualify for reduced tax rates; (24) we could have liability under environmental and occupational safety and health laws; (25) our towers or data centers may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage; and (26) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the six months ended June 30, 2012. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2012	2011(1)
ASSETS
Current assets:
Cash and cash equivalents	$382,312	$330,191
Restricted cash	43,482	42,770
Short-term investments and available-for-sale securities	—	22,270
Accounts receivable, net	148,807	100,792
Prepaid and other current assets	270,541	254,750
Deferred income taxes	27,641	29,596

Total current assets	872,783	780,369

Property and equipment, net	5,242,781	4,901,012
Goodwill	2,763,706	2,676,971
Other intangible assets, net	2,595,059	2,497,611
Deferred income taxes	233,472	207,044
Deferred rent asset	731,343	609,529
Notes receivable and other long-term assets	522,160	557,278

Total	$12,961,304	$12,229,814

LIABILITIES:
Current liabilities:
Accounts payable	$87,380	$216,448
Accrued expenses	334,034	304,208
Distributions payable	91,063	—
Accrued interest	74,343	65,729
Current portion of long-term obligations	130,209	101,816
Unearned revenue	133,896	92,708

Total current liabilities	850,925	780,909

Long-term obligations	7,359,355	7,134,492
Asset retirement obligations	397,362	344,180
Other long-term liabilities	667,680	560,091

Total liabilities	9,275,322	8,819,672

COMMITMENTS AND CONTINGENCIES
EQUITY:
Common stock	3,956	3,936
Additional paid-in capital	4,971,181	4,903,800
Distributions in excess of earnings	(1,237,569)	(1,477,899)
Accumulated other comprehensive loss	(164,081)	(142,617)
Treasury Stock(2)	(16,733)	—

Total American Tower Corporation equity	3,556,754	3,287,220
Non-controlling interest	129,228	122,922

Total equity	3,685,982	3,410,142

Total	$12,961,304	$12,229,814

(1)	December 31, 2011 balances have been revised to reflect purchase accounting measurement period adjustments.
(2)	As part of the Company’s reorganization to qualify as a REIT for federal income tax purposes, effective December 31, 2011, the Company completed the merger with its predecessor, approved by the Company’s stockholders in November 2011. At the time of the merger, each share of Class A common stock of American Tower held in treasury at December 31, 2011 ceased to be outstanding, and a corresponding adjustment was recorded to additional paid-in capital and common stock.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
REVENUES:
Rental and management	$697,554	$614,808	$2,063,806	$1,745,302
Network development services	15,781	15,595	43,780	45,031

Total operating revenues	713,335	630,403	2,107,586	1,790,333

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management (including stock-based compensation expense of $195, $853, $594 and $853, respectively)	177,336	160,265	506,120	432,454
Network development services (including stock-based compensation expense of $245, $910, $749 and $910, respectively)	7,568	8,668	22,153	22,884
Depreciation, amortization and accretion	144,061	142,113	465,788	411,902
Selling, general, administrative and development expense (including stock-based compensation expense of $12,618, $10,377, $38,311 and $34,422, respectively)	81,459	76,476	237,891	214,929
Other operating expenses	7,359	14,576	35,150	35,770

Total operating expenses	417,783	402,098	1,267,102	1,117,939

OPERATING INCOME	295,552	228,305	840,484	672,394

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,586	3,498	10,715	10,587
Interest income	1,717	1,822	6,253	6,837
Interest expense	(102,272)	(77,796)	(297,622)	(226,735)
Loss on retirement of long-term obligations	—	—	(398)	—
Other income (expense) (including unrealized foreign currency gains (losses) of $46,191, $(145,144), $(12,847) and $(101,505), respectively)	46,294	(150,876)	(19,468)	(115,710)

Total other expense	(50,675)	(223,352)	(300,520)	(325,021)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	244,877	4,953	539,964	347,373
Income tax provision	(13,054)	(24,681)	(64,117)	(161,981)
Income on equity method investments	2	2	25	14

NET INCOME (LOSS)	231,825	(19,726)	475,872	185,406
Net loss attributable to non-controlling interest	264	4,025	25,732	5,946

NET INCOME (LOSS) ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$232,089	$(15,701)	$501,604	$191,352

NET INCOME (LOSS) PER COMMON SHARE AMOUNTS:
Basic net income (loss) attributable to American Tower Corporation	$0.59	$(0.04)	$1.27	$0.48

Diluted net income (loss) attributable to American Tower Corporation	$0.58	$(0.04)	$1.26	$0.48

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	395,244	395,183	394,626	396,507

DILUTED	399,487	395,183	399,084	400,467

DISTRIBUTIONS DECLARED PER SHARE	$0.23	$—	$0.66	$—

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Nine Months Ended
	September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$475,872	$185,406
Adjustment to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	39,654	36,185
Depreciation, amortization and accretion	465,788	411,902
Other non-cash items reflected in statements of operations	79,655	287,286
Increase in net deferred rent asset	(92,296)	(69,874)
Increase in restricted cash	(693)	(825)
Increase in assets	(36,137)	(58,891)
Increase in liabilities	184,704	58,809

Cash provided by operating activities	1,116,547	849,998

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(377,026)	(397,088)
Payments for acquisitions, net of cash acquired	(822,714)	(1,220,572)
Proceeds from sale of short-term investments, available-for-sale securities and other long-term assets	358,707	65,223
Payments for short-term investments	(330,341)	(20,412)
Deposits, restricted cash, investments and other	(2,892)	13,218

Cash used for investing activities	(1,174,266)	(1,559,631)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings, net	20,099	101,128
Borrowings under credit facilities	1,325,000	280,014
Proceeds from issuance of senior notes	698,670	—
Proceeds from term loan credit facility	750,000	—
Proceeds from other long-term borrowings	99,132	80,814
Repayments of notes payable, credit facilities and capital leases	(2,655,367)	(207,120)
Contributions from non-controlling interest holders, net	48,500	87,183
Purchases of common stock	(33,436)	(391,098)
Proceeds from stock options	42,825	60,926
Distributions	(169,816)	—
Deferred financing costs and other financing activities	(13,512)	(7,582)

Cash provided by financing activities	112,095	4,265

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	(2,255)	(1,089)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	52,121	(706,457)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	330,191	883,963

CASH AND CASH EQUIVALENTS, END OF PERIOD	$382,312	$177,506

CASH PAID FOR INCOME TAXES	$28,465	$48,808

CASH PAID FOR INTEREST	$265,443	$195,877

UNAUDITED RESULTS OF OPERATIONS, BY SEGMENT

(In thousands, except percentages)

Three Months Ended, September 30, 2012
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$480,351	$217,203	$697,554	$15,781	$713,335
Segment operating expenses (1)	92,072	85,069	177,141	7,323	184,464
Interest income, TV Azteca, net	—	3,586	3,586	—	3,586

Segment Gross Margin	388,279	135,720	523,999	8,458	532,457

Segment selling, general, administrative and development expense(1)	20,141	25,057	45,198	2,127	47,325

Segment Operating Profit	$368,138	$110,663	$478,801	$6,331	$485,132

Segment Operating Profit Margin	77%	51%	69%	40%	68%

Three Months Ended, September 30, 2011
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$436,783	$178,025	$614,808	$15,595	$630,403
Segment operating expenses(1)	91,076	68,336	159,412	7,758	167,170
Interest income, TV Azteca, net	—	3,498	3,498	—	3,498

Segment Gross Margin	345,707	113,187	458,894	7,837	466,731

Segment selling, general, administrative and development expense(1)	20,516	21,641	42,157	1,918	44,075

Segment Operating Profit	$325,191	$91,546	$416,737	$5,919	$422,656

Segment Operating Profit Margin	74%	51%	68%	38%	67%

Nine Months Ended, September 30, 2012
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$1,440,824	$622,982	$2,063,806	$43,780	$2,107,586
Segment operating expenses (1)	273,188	232,338	505,526	21,404	526,930
Interest income, TV Azteca, net	—	10,715	10,715	—	10,715

Segment Gross Margin	1,167,636	401,359	1,568,995	22,376	1,591,371

Segment selling, general, administrative and development expense(1)	60,638	68,433	129,071	4,410	133,481

Segment Operating Profit	$1,106,998	$332,926	$1,439,924	$17,966	$1,457,890

Segment Operating Profit Margin	77%	53%	70%	41%	69%

Nine Months Ended, September 30, 2011
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$1,279,315	$465,987	$1,745,302	$45,031	$1,790,333
Segment operating expenses(1)	261,856	169,745	431,601	21,974	453,575
Interest income, TV Azteca, net	—	10,587	10,587	—	10,587

Segment Gross Margin	1,017,459	306,829	1,324,288	23,057	1,347,345

Segment selling, general, administrative and development expense(1)	56,528	60,619	117,147	5,130	122,277

Segment Operating Profit	$960,931	$246,210	$1,207,141	$17,927	$1,225,068

Segment Operating Profit Margin	75%	53%	69%	40%	68%

(1)	Excludes stock-based compensation expense.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Selected Balance Sheet Detail:

Long-term obligations summary, including current portion	September 30, 2012
2011 Credit Facility	$—
2012 Credit Facility	—
2012 Term Loan	750,000
4.625% Senior Notes due 2015	599,600
7.000% Senior Notes due 2017	500,000
4.500% Senior Notes due 2018	999,389
7.250% Senior Notes due 2019	296,159
5.050% Senior Notes due 2020	699,314
5.900% Senior Notes due 2021	499,343
4.700% Senior Notes due 2022	698,732

Total unsecured debt at American Tower Corporation	$5,042,537

Commercial Mortgage Pass-Through Certificates, Series 2007-1	1,750,000
Unison Notes (1)	207,627
South African Facility (2)	100,338
Colombian short-term credit facility (2)	74,978
Colombian bridge loans (2)	52,215
Colombian loan (3)	16,336
Ghana loan (3)	130,951
Uganda loan (3)	61,023
Other debt, including capital leases	53,559

Total secured, subsidiary or other debt	$2,447,027

Total debt	$7,489,564

Cash and cash equivalents	382,312

Net debt (Total debt less cash and cash equivalents)	$7,107,252

(1)	The Unison Notes are secured debt and were assumed as a result of the acquisition of certain legal entities holding a portfolio of property interests from Unison Holdings LLC and Unison Site Management II, L.L.C.
(2)	Denominated in local currency.
(3)	Denominated in USD.

Calculation of Net Leverage Ratio ($ in thousands)	Three Months Ended September 30, 2012
Total debt	$7,489,564
Cash and cash equivalents	382,312

Numerator: net debt (total debt less cash and cash equivalents)	$7,107,252

Adjusted EBITDA	$463,616
Denominator: annualized Adjusted EBITDA	1,854,464

Net leverage ratio	3.8x

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Share count rollforward: (in millions of shares)	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2012
Total common shares, beginning of period	395.0	393.6
Common shares repurchased	(0.1)	(0.3)
Common shares issued	0.5	2.1

Total common shares outstanding, end of period (1)	395.4	395.4

(1)	As of September 30, 2012, excludes (a) 3.4 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $36.88 per share, (b) 2.7 million potentially dilutive shares associated with unvested stock options, and (c) 2.0 million potentially dilutive shares associated with unvested restricted stock units.

Total rental and management straight-line revenue and expense:

In accordance with GAAP, the Company recognizes consolidated rental and management revenue and expense related to non-cancellable tenant and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per tenant lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 in the section entitled "Revenue Recognition," of note 1, "Business and Summary of Significant Accounting Policies" within the notes to the consolidated financial statements. A summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Total rental and management operations straight-line revenue	$40,986	$32,687	$118,545	$92,999
Total rental and management operations straight-line expense	8,118	7,869	26,147	23,125
	Three Months Ended September 30,		Nine Months Ended September 30,
Selling, general, administrative and development expense breakout:	2012	2011	2012	2011
Total rental and management overhead	$45,198	$42,157	$129,071	$117,147
Network development services segment overhead	2,127	1,918	4,410	5,130
Corporate and development expenses	21,516	22,024	66,099	58,230
Stock-based compensation expense	12,618	10,377	38,311	34,422

Total	$81,459	$76,476	$237,891	$214,929

	Three Months Ended September 30,		Nine Months Ended September 30,
International pass-through revenue detail:	2012	2011	2012	2011
Pass-through revenue	$57,201	$53,714	$161,171	$126,697

SELECTED CASH FLOW DETAIL:

	Three Months Ended September 30,		Nine Months Ended September 30,
Payments for purchase of property and equipment and construction activities:	2012	2011	2012	2011
Discretionary capital projects	$78,894	$89,875	$192,165	$221,910
Discretionary ground lease purchases	21,273	31,726	48,462	80,280
Redevelopment	17,748	14,412	58,703	37,281
Capital improvements	27,442	19,751	63,503	44,115
Corporate	5,267	4,744	14,194	13,503

Total	$150,624	$160,508	$377,026	$397,088

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands. Totals may not add due to rounding.)

SELECTED STATEMENT OF OPERATIONS DETAIL:

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on total rental and management revenue, Adjusted EBITDA and AFFO:

The calculation of Core Growth is as follows:

Three Months Ended September 30, 2012	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Core Growth	18.4%	19.1%	20.2%
Estimated impact of fluctuations in foreign currency exchange rates	(5.4)%	(4.4)%	(5.6)%
Impact of straight-line revenue recognition	0.5%	1.0%	—
Impact of material one-time items	—	—	(4.4)%

Reported growth	13.5%	15.7%	10.2%

Nine Months Ended September 30, 2012	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Core Growth	21.7%	21.9%	22.1%
Estimated impact of fluctuations in foreign currency exchange rates	(4.6)%	(3.8)%	(5.5)%
Impact of straight-line revenue recognition	0.4%	0.7%	—
Impact of material one-time items	0.7%	0.5%	(0.0)%

Reported growth	18.2%	19.3%	16.6%

SELECTED PORTFOLIO DETAIL - OWNED SITES:

Tower Count(1):

	As of June 30, 2012	Constructed	Acquired	Adjustments	As of September 30, 2012
United States(2)	21,592	62	6	8	21,668
Brazil	4,095	27	192	(3)	4,311
Chile	1,180	1	—	(1)	1,180
Colombia	2,706	1	140	—	2,847
Ghana	1,895	13	—	—	1,908
India	9,717	399	—	—	10,116
Mexico(3)	5,216	70	282	(6)	5,562
Peru	475	—	—	—	475
South Africa	1,365	—	236	—	1,601
Uganda	962	69	—	—	1,031

Total	49,203	642	856	(2)	50,699

(1)	Excludes in-building and outdoor distributed antenna system networks.
(2)	United States tower count includes 274 broadcast towers.
(3)	Mexico tower count includes 199 broadcast towers.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of net income (loss) to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income (loss)	$231,825	$(19,726)	$475,872	$185,406
Income from equity method investments	(2)	(2)	(25)	(14)
Income tax provision	13,054	24,681	64,117	161,981
Other (income) expense	(46,294)	150,876	19,468	115,710
Loss on retirement of long-term obligations	—	—	398	—
Interest expense	102,272	77,796	297,622	226,735
Interest income	(1,717)	(1,822)	(6,253)	(6,837)
Other operating expenses	7,359	14,576	35,150	35,770
Depreciation, amortization and accretion	144,061	142,113	465,788	411,902
Stock-based compensation expense	13,058	12,140	39,654	36,185

Adjusted EBITDA	$463,616	$400,632	$1,391,791	$1,166,838

Divided by total revenue	713,335	630,403	2,107,586	1,790,333

Adjusted EBITDA Margin	65%	64%	66%	65%

UNAUDITED REIT MEASURES AND RECONCILIATIONS TO GAAP MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of net income to Funds From Operations and the calculation of Adjusted Funds From Operations and Adjusted Funds From Operations per Share are presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net Income	$231,825	$(19,726)	$475,872	$185,406
Adjustment for pro forma income tax provision (1)	—	8,499	—	123,478

Pro forma net income (loss)	231,825	(11,227)	475,872	308,885
Real estate related depreciation, amortization and accretion	122,944	123,715	407,970	356,948

Funds From Operations	354,769	112,488	883,842	665,833

Straight-line revenue	(40,986)	(32,687)	(118,545)	(92,999)
Straight-line expense	8,118	7,869	26,147	23,125
Stock-based compensation expense	13,058	12,140	39,654	36,185
Non-cash portion of tax provision	(2,635)	(4,331)	35,652	(10,305)
Non-real estate related depreciation, amortization and accretion	21,117	18,398	57,818	54,954
Amortization of deferred financing costs, capitalized interest and debt discounts and premiums	2,254	2,813	6,516	8,278
Other (income) expense (2)	(46,294)	150,876	19,468	115,710
Loss on retirement of long-term obligations	—	—	398	—
Other operating expense (3)	7,359	14,576	35,150	35,770
Capital improvement capital expenditures	(27,442)	(19,751)	(63,503)	(44,115)
Corporate capital expenditures	(5,267)	(4,744)	(14,194)	(13,503)

Adjusted Funds From Operations	$284,051	$257,647	$908,403	$778,933

Divided by weighted average diluted shares outstanding	399,487	395,183	399,084	400,467
Adjusted Funds From Operations per Share	$0.71	$0.65	$2.28	$1.95

(1)	Adjustment for three and nine months ended September 30, 2011 assumes the REIT election occurred on January 1, 2011, and that as a result, income taxes would no longer be payable on certain of the Company’s activities. As a result, on a pro forma basis, income tax expense is lower by the amount of the adjustment. For more information, see Note (B) to Unaudited Pro Forma Consolidated Financial Statements in the Company’s Definitive Proxy Statement, filed with the SEC on October 11, 2011. The pro forma adjustment set forth in this footnote has been made solely for the purpose of this pro forma information. This information is not necessarily indicative of the financial position or operating results that would have been achieved had the REIT election been completed as of January 1, 2011, nor is it necessarily indicative of future financial position or operating results. It also does not reflect one-time transaction costs related to the REIT election and the potential immaterial effect of lower cash balances these transactions have on interest income, higher borrowing costs or foregone investment opportunities.
(2)	Primarily includes unrealized (gain) loss on foreign currency exchange rate fluctuations.
(3)	Primarily includes impairments and transaction related costs.